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Your Vote Counts! ALASKA AIR GROUP, INC. 2025 Annual MeetingVote by May 7, 2025 11:59 PM ET. For shares held in an Employee Plan, vote by May 5, 2025 11:59 PM ET. ALASKA AIR GROUP, INC. PO BOX 68947SEATTLE, WA 98168 V64743-P22531 You invested in ALASKA AIR GROUP, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 8, 2025. Get informed before you vote View the Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to April24,2025.If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visitwww.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, pleaseinclude your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper oremail copy. For to vote, visit www.ProxyVote.comControl # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 8, 2025 8:00 AM PDT Virtually at: www.virtualshareholdermeeting.com/alk2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors to One-Year Terms For Nominees: 01) Patricia M. Bedient 02) James A. Beer 03) Raymond L. Conner 04) Daniel K. Elwell 05) Kathleen T. Hogan 06) Adrienne R. Lofton 07) Ben Minicucci 08) Helvi K. Sandvik 09) Peter A. Shimer 10) Eric K. Yeaman 2. Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers. For 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2025. For 4. Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to comply with foreign ownership limitations imposed by federal law on U.S. air carriers. For 5. Approval of amendments to the Certificate of Incorporation to provide for exculpation of certain officers and remove obsolete provisions. For 6. Approval of amendments to the Company’s 2016 Performance Incentive Plan. For 7. Approval of amendments to the Company’s Employee Stock Purchase Plan. For 8. A stockholder proposal to amend the Company’s clawback policy. Against 9. Other business as may properly come before the meeting or any postponement or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V64744-P22531 llow the instructions on the reverse side to vote these important matte

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Board Recommends Voting Items 1. Election of Directors to One-Year Terms For Nominees: 01) Patricia M. Bedient 02) James A. Beer 03) Raymond L. Conner 04) Daniel K. Elwell 05) Kathleen T. Hogan 06) Adrienne R. Lofton 07) Ben Minicucci 08) Helvi K. Sandvik 09) Peter A. Shimer 10) Eric K. Yeaman 2. Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers. For 3. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year 2025. For 4. Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation (Certificate of Incorporation) to comply with foreign ownership limitations imposed by federal law on U.S. air carriers. For 5. Approval of amendments to the Certificate of Incorporation to provide for exculpation of certain officers and remove obsolete provisions. For 6. Approval of amendments to the Company’s 2016 Performance Incentive Plan. For 7. Approval of amendments to the Company’s Employee Stock Purchase Plan. For 8. A stockholder proposal to amend the Company’s clawback policy. Against 9. Other business as may properly come before the meeting or any postponement or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V64744-P22531